EXHIBIT 10.1

FIFTH AMENDMENT

to

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

among
LAREDO PETROLEUM, INC.,
as Borrower,
WELLS FARGO BANK, N.A.,
as Administrative Agent,
the Guarantors Signatory Hereto,
and
the Banks Signatory Hereto

FIFTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
This Fifth Amendment to Fifth Amended and Restated Credit Agreement (this “Fifth Amendment”), dated as of October 22, 2020 (the “Fifth Amendment Effective Date”), is among Laredo Petroleum, Inc., a corporation formed under the laws of the State of Delaware (“Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with Borrower, the “Credit Parties”); each of the Banks party hereto; and Wells Fargo Bank, N.A., as administrative agent for the Banks (in such capacity, together with its successors, “Administrative Agent”).
Recitals
A.    Borrower, Administrative Agent and the Banks are parties to that certain Fifth Amended and Restated Credit Agreement dated as of May 2, 2017 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of Borrower.
B.    The parties hereto desire to enter into this Fifth Amendment to, among other things, (i) amend the Credit Agreement as set forth in Section 2 hereof and (ii) evidence the reaffirmation of the Borrowing Base at $725,000,000 as set forth in Section 3 hereof, in each case, as set forth herein and to be effective as of the Fifth Amendment Effective Date.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fifth Amendment, shall have the meaning ascribed to such term in the Credit Agreement (as amended hereby). Unless otherwise indicated, all section references in this Fifth Amendment refer to the Credit Agreement.
Section 2.Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the condition precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Fifth Amendment Effective Date in the manner provided in this Section 2.
2.1    Additional Definitions. Section 1.2 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Consolidated Cash Balance” means the aggregate amount of (a) cash, (b) Cash Equivalents and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on a balance sheet prepared in accordance with GAAP, in each case of Borrower or any of its Subsidiaries; provided that the Consolidated Cash Balance shall exclude, without duplication, any cash or Cash Equivalents (v) for which Borrower or any of its Subsidiaries have, in the ordinary course of business, issued checks or initiated wires or ACH transfers in order to utilize such cash or Cash Equivalents, (w) allocated for, reserved or otherwise set aside to pay royalty obligations, working interest obligations, vendor payments, suspense payments, similar payments as are customary in the oil and gas industry, severance and ad valorem taxes, payroll, payroll taxes, other taxes, and employee wage and benefit payment obligations of the Borrower or any Restricted Subsidiary, in each case, due and owing on or before the last Business Day of the then next occurring calendar week, (x) constituting pledges and/or deposits securing or in respect of (or allocated for, reserved or otherwise set aside to pay the purchase price and related obligations under) binding and enforceable purchase and sale agreements with any Persons who are not Affiliates of the Credit Parties, in each case to the extent permitted by this Agreement, (y) posted as collateral to secure obligations to any Letter of Credit Issuer, or (z) subject to a Lien pursuant to clause (i) or clause (k) of the definition of Permitted Encumbrances.
“Fifth Amendment Effective Date” means October 22, 2020.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Specified Senior Notes Repurchases” means Redemptions permitted and made pursuant to Section 9.13(a) from and after the Fifth Amendment Effective Date.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

2.2    Restated Definitions. Section 1.2 of the Credit Agreement is hereby amended by amending and restating each of the following definitions to read in full as follows:
“Applicable Margin” means, on any date, with respect to each Eurodollar Tranche or Adjusted Base Rate Tranche, an amount determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base, on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Applicable Margin for Eurodollar Tranches	Applicable Margin for Adjusted Base Rate Tranches
I	≥90%	3.250%	2.250%
II	≥75% but<90%	3.000%	2.000%
III	≥50% but <75%	2.750%	1.750%
IV	≥25% but <50%	2.500%	1.500%
V	<25%	2.250%	1.250%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time Borrower fails to deliver a Reserve Report pursuant to Section 4.1, then the “Applicable Margin” means the rate per annum set forth on the grid at Pricing Level I.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule) and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Letter of Credit Fee” means, for any date, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to a percentage of the average daily aggregate amount of Letter of Credit Exposure of all Banks during the Fiscal Quarter (or portion thereof) ending on the date such payment is due (calculated on a per annum basis based on such average daily aggregate Letter of Credit Exposure) determined by reference to the ratio of Outstanding Revolving Credit to the then effective Borrowing Base on such date, in accordance with the table below:

Pricing Level	Ratio of Outstanding Revolving Credit to Borrowing Base	Per Annum Letter of Credit Fee
I	≥90%	3.250%
II	≥75% but <90%	3.000%
III	≥50% but <75%	2.750%
IV	≥25% but <50	2.500%
V	<25%	2.250%

Such fee shall be payable in accordance with the terms of Section 2.12. For clarity, each change in the Letter of Credit Fee shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, if any; in the case of the change in the Letter of Credit Fee pursuant to the Fifth Amendment to this Agreement, such change is effective on the Fifth Amendment Effective Date.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
2.3    Amendment to Section 2.6 of the Credit Agreement. Section 2.6 of the Credit Agreement is hereby amended by adding a new clause (d) immediately after clause (c) therein to read in full as follows:

(d)    If, at the end of the last Business Day of any calendar week commencing October 30, 2020, the Consolidated Cash Balance exceeds $50,000,000, then Borrower shall, on the next Business day, effect a mandatory prepayment of the Loans in an aggregate principal amount equal to such excess.
2.4    Amendment to Section 6.2 of the Credit Agreement. Section 6.2 of the Credit Agreement is hereby amended by amending and restating clause (b) in its entirety appearing therein to read in full as follows:
(b)    immediately before and after giving effect to such Borrowing or issuance of such Letter(s) of Credit, (i) no Default or Event of Default shall have occurred and be continuing, (ii) neither such Borrowing nor the issuance of such Letter(s) of Credit (as applicable) shall cause a Default or Event of Default and (iii) the Consolidated Cash Balance shall not exceed $50,000,000.
2.5    Amendment to Section 9.2 of the Credit Agreement. Section 9.2 of the Credit Agreement is hereby amended by deleting each reference to “2.50” appearing in clause (b) therein and replacing each such reference with a reference to “2.00”.
2.6    Amendment to Section 9.13 of the Credit Agreement. Section 9.13 of the Credit Agreement is hereby amended by adding the phrase “(or solely with respect to Specified Senior Notes Repurchases for an aggregate repurchase price not to exceed $50,000,000, not greater than 2.75 to 1.00)” immediately after the reference to “not greater than 2.50 to 1.00” appearing in clause (a)(iv) therein.
2.7    Amendment to Section 10.1 of the Credit Agreement. Section 10.1 of the Credit Agreement is hereby amended by amending and restating clause (b) in its entirety appearing therein to read in full as follows:
(b)    Borrower will not (i) as of the last day of any Fiscal Quarter ending on or prior to September 30, 2020, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 4.25 to 1.00; and (ii) as of the last day of any Fiscal Quarter ending on or after December 31, 2020, permit the Consolidated Total Leverage Ratio for the Rolling Period then ending to be greater than 4.00 to 1.00.
2.8    Amendment to Article XIV of the Credit Agreement. Article XIV of the Credit Agreement is hereby amended by amending and restating Section 14.17 in its entirety appearing therein to read in full as follows:

Section 14.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto (and each Bank a party hereto on behalf of any

Affiliate a party to a Hedge Transaction described in clause (b) of the definition of Obligation and not excluded from the definition of Obligation thereunder) acknowledges that any liability of any Affected Financial Institution arising under any Loan Paper, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 3.Borrowing Base. In reliance on the covenants and agreements contained in this Fifth Amendment, and subject to the satisfaction of the condition precedent set forth in Section 4 hereof, the Banks hereby agree that the Borrowing Base shall be, effective as of the Fifth Amendment Effective Date, reaffirmed at $725,000,000, and the Borrowing Base shall remain at $725,000,000 until the next Determination thereafter. Borrower and the Banks agree that the Determination provided for in this Section 3 will constitute the Periodic Determination scheduled for November 1, 2020 (or such date promptly thereafter as reasonably possible) for the purposes of the Credit Agreement and shall not be construed or deemed to be a Special Determination for purposes of the Credit Agreement.
Section 4.Condition Precedent. The effectiveness of this Fifth Amendment is subject to the Administrative Agent having received counterparts of this Fifth Amendment from the Credit Parties and the Super Majority Banks.
Section 5.Representations and Warranties; Etc. Each Credit Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Paper to which such Credit Party is a party are true and correct in all material respects as though made on and as of the date hereof except (i) to the extent any such representation and warranty is expressly made as of a specific earlier date, in which case, such representation and warranty was true as of such date and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) is true and correct in all respects, (b) no Default or Event of Default exist under the Loan Papers or will, after giving effect to this Fifth Amendment, exist under the Loan Papers and (c) no Material Adverse Change has occurred.
Section 6.Miscellaneous.
6.1    Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fifth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fifth Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
6.2    Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Fifth Amendment, (b) ratifies and affirms its obligations under the Facility Guaranty and the other Loan Papers to which it is a party, (c) acknowledges, renews and extends its continued liability under the Facility Guaranty and the other Loan Papers to which it is a party (in each case, as amended hereby), (d) agrees that its guarantee under the Facility Guaranty and the other Loan Papers (in each case, as amended hereby) to which it is a party remains in full force and effect with respect to the Obligations, as amended hereby, (e) represents and warrants that (i) the execution, delivery and performance of this Fifth Amendment has been duly authorized by all necessary corporate or company action of the Credit Parties, (ii) this Fifth Amendment constitutes a valid and binding agreement of the Credit Parties, and (iii) this Fifth Amendment is enforceable against each Credit Party in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors’ rights generally, and (B) the availability of equitable remedies may be limited by equitable principles of general applicability, and (f) acknowledges and confirms that the amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations after giving effect to this Fifth Amendment.

6.3    Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.
6.4    No Oral Agreement. This written Fifth Amendment, the Credit Agreement and the other Loan Papers executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
6.5    Governing Law. This Fifth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.
6.6    Payment of Expenses. Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.
6.7    Severability. Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8    Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.9    Loan Paper. This Fifth Amendment shall constitute a “Loan Paper” for all purposes under the other Loan Papers.
6.10    Waiver of Jury Trial. Section 14.13 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed effective as of the date first written above.
BORROWER:    LAREDO PETROLEUM, INC.

By:    /s/ Bryan Lemmerman
Name:     Bryan Lemmerman
Title:    Senior Vice President and CFO

GUARANTORS:    LAREDO MIDSTREAM SERVICES, LLC

By:    /s/ Bryan Lemmerman
Name:     Bryan Lemmerman
Title:    Senior Vice President and CFO

    GARDEN CITY MINERALS, LLC

By:    /s/ Bryan Lemmerman
Name:    Bryan Lemmerman
Title:    Senior Vice President and CFO

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent and as a Bank

By:     /s/ Muhammad A. Dhamani
Name:    Muhammad A. Dhamani
Title:    Managing Director

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Bank

By:    /s/ Victor F. Cruz
Name:    Victor F. Cruz
Title:    Director

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

ABN AMRO Capital USA LLC,
as a Bank

By:    /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:    /s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Executive Director

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

BMO HARRIS FINANCING, INC.,
as a Bank

By:    /s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

SOCIETE GENERALE,
as a Bank

By:    /s/ Roberto Simon
Name: Roberto Simon
Title: Managing Director
    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

BBVA USA,
as a Bank

By:    /s/ Julia Barnhill
Name: Julia Barnhill
Title: Vice President
    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

COMERICA BANK,
as a Bank

By:    /s/ Mackenzie Dold
Name: Mackenzie Dold
Title: Vice President

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

BOKF, NA dba BANK OF OKLAHOMA,
as a Bank

By:    /s/ Tyler Thalken
Name: Tyler Thalken
Title: Assistant Vice President
    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Bank

By:    /s/ James Giordano
Name: James Giordano
Title: Senior Vice President

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH,
as a Bank

By:    /s/ Scott Nickel
Name: Scott Nickel
Title: Director

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

BARCLAYS BANK PLC,
as a Bank

By:    /s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director
    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

CITIBANK, N.A.,
as a Bank

By:    /s/ Thomas Skipper
Name: Thomas Skipper
Title: Vice President

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Bank

By:    /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:    /s/ Andrew Griffin
Name: Andrew Griffin
Title: Authorized Signatory

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA,
as a Bank

By:    /s/ Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory

    Signature Page to Fifth Amendment to
    Fifth Amended and Restated Credit Agreement